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                                                                   EXHIBIT 10.29


                                CUSTOM SYNTHESIS
                            FEE-FOR-SERVICE AGREEMENT
                                 by and between
                                MERCK & CO., INC.
                                       and
                                 ARRAY BIOPHARMA


This Agreement (the "Agreement") confirms the mutual understanding by and between Merck & Co., Inc., a New Jersey corporation with a place of business at 126 E. Lincoln Avenue, Rahway, New Jersey 07065-0900 ("MERCK") and Array BioPharma, a Delaware corporation with a place of business at 1885 33rd Street, Boulder, Colorado 80301 ("ARRAY BIOPHARMA").

1. Purpose and Scope. ARRAY BIOPHARMA agrees to diligently perform services ("Services") required to synthetically prepare the desired proprietary organic compounds ("Products") requested by MERCK (or by one or more Affiliates designated by MERCK) under this Agreement. For the purposes of this Agreement, Affiliates shall mean any entities controlling, controlled by, or under common control with, MERCK and ARRAY BIOPHARMA, respectively. Control shall mean the ownership of at least 50% of the equity interests in or voting control of the identified entity.

         (a) For each proposed Service to be initiated under this Agreement, MERCK shall submit to ARRAY BIOPHARMA, at no cost, a written request ("Requisition") stating the chemical structure(s) and gram quantity (or molar equivalent) amount(s) of the desired Product(s), including any synthetic routes to such chemical structure(s) and other specifications (the foregoing together with Purchase Orders and other non-public information generated by MERCK, hereinafter shall be referred to as "MERCK Know-How") and/or chemical material ("MERCK Material"). ARRAY BIOPHARMA shall be permitted to use such Requisition for the sole purpose of evaluating its interest to synthetically prepare Product(s) described therein for MERCK. Within thirty (30) days of receipt of said Requisition, ARRAY BIOPHARMA shall advise MERCK of its interest to synthetically prepare the Product(s) embodied in the Requisition by submitting to MERCK a written bid stating the proposed start and delivery dates, total costs of preparing and gram quantity amount of the Product(s) that ARRAY BIOPHARMA agrees to provide ("Quote"). Within thirty (30) days of MERCK's receipt of a Quote, MERCK shall advise ARRAY BIOPHARMA in writing of the acceptance of each submitted Quote, and upon such acceptance, shall initiate an Authorized Purchase Order.

         (b) The MERCK Material is not to be used in humans. It is understood that the MERCK Know-How and MERCK Material are provided only for the proposed Service to be carried out hereunder and shall not be used for any other purpose nor shall the MERCK Know-How or MERCK Material or any derivatives, analogs, modifications or components thereof or information about said MERCK Know-How or MERCK Material be transferred, delivered or disclosed to any third party without the prior written consent of MERCK. [ * ] Any and all unused MERCK Material shall, at MERCK's expense and election, be returned to MERCK promptly upon completion of such Service or otherwise disposed of in accordance with instructions from MERCK.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


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         (c) For each Service initiated under this Agreement, ARRAY BIOPHARMA shall deliver to MERCK the agreed upon amount [ * ] of each synthetically prepared Product, accompanied by a writing in English, in electronic or hard-copy format, which describes the step-wise synthetic procedure carried out to prepare each Product ("Product Report") and liquid chromatography-mass spectral (LC-MS) analysis to prove chemical identity and confirm overall purity [ * ]. [ * ]

         (d) [ * ]. ARRAY BIOPHARMA shall advise MERCK of all quantities of the Product(s) generated in excess of the Authorized Purchase Order. [ * ]. MERCK may agree to purchase additional quantities of Product(s) at a discounted price mutually agreed upon by the parties in writing, and ARRAY BIOPHARMA agrees to dispose of any additional remaining quantities of Product(s) in accordance with instructions from MERCK.

2. Term and Termination. The term of this Agreement shall be for a period of five (5) years, effective upon execution of this Agreement by both parties. MERCK may terminate this Agreement at any time upon written notice to ARRAY BIOPHARMA. Upon termination of this Agreement, or at any other time that MERCK might request, ARRAY BIOPHARMA promptly shall return all papers, records and other documents embodying MERCK confidential information, including all MERCK Material supplied by MERCK, and all embodiments of MERCK Know-How, including all documents, materials and Products generated by ARRAY BIOPHARMA in connection with the Services provided under this Agreement, except that ARRAY BIOPHARMA may retain one copy of such papers, records and other documents for record keeping purposes. Termination of this Agreement for any reason shall not release either party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to or as a result of such termination.

3. Amount. MERCK shall pay ARRAY BIOPHARMA the negotiated amount set forth in the Authorized Purchase Order to cover total costs and expenses for each Service initiated under this Agreement, with payment in full to be made within sixty
(60) days of delivery of the Product(s) to MERCK in accordance with the conditions set forth in Section 1 of this Agreement. Such costs shall include the preparation and shipment, per custom packaging instructions provided by MERCK with the Authorized Purchase Order, of stated gram quantity amount (or molar equivalent of salt forms) of the Product to MERCK. MERCK shall have no obligation to make any payments whatsoever to ARRAY BIOPHARMA or bear any costs or expenses for any Product which is not in compliance with the purity and structural characterization criteria or other specifications set forth herein, in the Requisition, or otherwise provided by MERCK to ARRAY BIOPHARMA. Under no circumstances shall MERCK have any obligations to ARRAY BIOPHARMA beyond those set forth hereunder. MERCK shall not be obligated to make any payments whatsoever to ARRAY BIOPHARMA or bear any costs or expenses for any Services beyond those set forth in the Authorized Purchase Order or requested in connection with a subsequent mutual written agreement.

4. Confidentiality. ARRAY BIOPHARMA agrees to keep confidential and not to use, except to perform for MERCK the Services under this Agreement, all information, MERCK Know-How and MERCK Material supplied by MERCK and all information and Products generated by ARRAY BIOPHARMA as a result of the Services performed pursuant to this Agreement. ARRAY BIOPHARMA agrees not to disclose to any third


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.




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party any information, MERCK Know-How, MERCK Material or Products concerning
Services being conducted hereunder without MERCK's prior written consent. These obligations of confidentiality and non-use shall continue at all times beyond the term of this Agreement. ARRAY BIOPHARMA shall not use any third party trade secrets, processes, methodologies or reagents in generating any Product(s) for MERCK hereunder. This Agreement shall not restrict ARRAY BIOPHARMA's use or disclosure of certain expected information which (i) is in the public domain by use and/or publication before its receipt from MERCK, (ii) was already in ARRAY BIOPHARMA'S possession prior to receipt from MERCK; (iii) is properly obtained by ARRAY BIOPHARMA from a third party which has a valid legal right to disclose such information to ARRAY BIOPHARMA and is not under a confidentiality obligation to MERCK; or (iv) ARRAY BIOPHARMA is required by law or a court of competent jurisdiction to make provided, however, to the extent it may legally do so, ARRAY BIOPHARMA will give reasonable advance notice to MERCK of such disclosure and reasonably assist MERCK to secure confidential treatment of MERCK confidential information prior to its disclosure (whether through protective orders or otherwise) (collectively, the "Exceptions"). ARRAY BIOPHARMA agrees to advise MERCK of the applicability of any of the foregoing Exceptions for any Product(s) or the synthetic preparation thereof that Array BIOPHARMA is aware of in connection with any Services hereunder, and shall advise MERCK of same in connection with the provision of the Quote; provided, however, failure to do so shall not prevent ARRAY BIOPHARMA from relying on such Exception.

5. Reports: Use of Information. ARRAY BIOPHARMA shall keep MERCK informed of the status and progress of Services through written reports on a monthly basis which shall continue through completion of each Service and delivery of the Product(s), at which time ARRAY BIOPHARMA shall submit the Product Report as outlined in Section 1 of this Agreement. ARRAY BIOPHARMA agrees to keep confidential and not to use, except in connection with the Services provided under this Agreement, all MERCK Know-How included in any and all written and electronic copies of the aforementioned reports. [ * ]. At MERCK's request, ARRAY BIOPHARMA shall provide to MERCK copies of all documentation relating to the Services performed hereunder or shall permit MERCK to inspect and copy such documentation.

6. Inventions. [ * ]


7. Compliance with Law. ARRAY BIOPHARMA shall conduct the research in accordance with the applicable laws, rules and regulations, including, without limitation, all current governmental regulatory requirements concerning Good Laboratory Practices. ARRAY BIOPHARMA hereby certifies that it will not or has not employed or otherwise used in any capacity the services of any person debarred under
Section 306 (a) or (b) of the Federal Food, Drug, and Cosmetic Act in performing any Services hereunder.

8. Authorized Purchase Orders. The terms of any Authorized Purchase Order and any Requisition are in addition to the terms of this Agreement, and this Agreement shall control over any terms in any Quote.



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.



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9. Liability. MERCK assumes no responsibility and shall have no liability for the nature, conduct or results of any research, testing or other work performed pursuant to the Services hereunder.

10. Indemnity. ARRAY BIOPHARMA hereby agrees to indemnify and hold harmless MERCK, its subsidiaries and affiliates and their respective officers, employees and directors against any and all liability, loss, damages, cost or expense (including attorney's fees and expenses and costs of investigation) which any of them may hereafter incur, suffer, or be required to pay as the result of any damage suffered or alleged to be suffered, including, without limitation, death or personal injury and any direct, consequential, special and punitive damages, as the result of the Services being performed by ARRAY BIOPHARMA hereunder; provided, however, that such loss, liability or damage is not attributable to the fraud, gross negligence, malfeasance or willful misconduct of MERCK. Notwithstanding the foregoing, ARRAY BIOPHARMA assumes no responsibility and shall have no liability for MERCK's use of any of the results of the Services or Product(s) provided to MERCK hereunder.

MERCK hereby agrees to indemnify and hold harmless ARRAY BIOPHARMA, its subsidiaries and affiliates and their respective officers, employees and directors against any and all liability, loss, damages, cost or expense (including attorney's fees and expenses and costs of investigation) which any of them may hereafter incur, suffer or be required to pay as the result of any damage suffered or alleged to be suffered, including without limitation, death or personal injury and any direct, consequential, special and punitive damages, as the result of MERCK's use of any of the Products provided to MERCK hereunder; provided, however, that such loss, liability or damage is not attributable to the fraud, gross negligence, malfeasance or willful misconduct of ARRAY BIOPHARMA.

11. Public Announcements. ARRAY BIOPHARMA shall hold in confidence all information concerning this Agreement and the terms hereof and shall not make any public statement or announcement about it, nor issue new releases or advertising relating to the existence or implementation of this Agreement or the subject matter thereof without the prior written consent of MERCK. ARRAY BIOPHARMA shall not use the name "Merck", Merck & Co., Inc., or any trademarks, trade names or logos of MERCK without MERCK's prior written consent.

12. Independent Contractors. It is not the intent of ARRAY BIOPHARMA and MERCK to form any partnership or joint venture, and nothing contained herein shall be construed to empower either party to act as an agent for the other. The parties agree that each of them shall, in relation to its obligations hereunder, be acting as an independent contractor.

13. Assignment. [ * ]

14. Force Majeure. Neither ARRAY BIOPHARMA nor MERCK shall be liable to the other in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party's performance hereunder if such default or delay is caused by events beyond such party's reasonable control including, but not limited to, acts of God; acts or omissions of any government; any rule, regulation or order issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot;



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.




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invasion; or strike, lockout or other work stoppage provided that such failure or omission is cured as is practicable after the occurrence of the force majeure.

15. Contacts. All correspondence, Requisitions, Quotes and Authorized Purchase Orders pertaining to this Agreement should be directed to [ * ], Merck Research Laboratories, in the case of MERCK, and [ * ] in the case of ARRAY BIOPHARMA.

16. No Obligation. It is understood and agreed that the entering into of this Agreement and receipt of Quotes by MERCK shall not impose any obligation upon MERCK to submit any Requisitions to ARRAY BIOPHARMA or to accept any Quote submitted by ARRAY BIOPHARMA. MERCK retains the sole discretion to select vendors for submission of Requisitions and acceptance of Quotes.



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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed below by duly authorized representatives.

         MERCK & CO., INC.

BY       /s/ Thomas N. Salzman, Ph.D.                DATE          5/14/99
         --------------------------------------               ----------------
         Thomas N. Salzmann, Ph.D.

TITLE    Senior Vice President, Basic Chemistry



         ARRAY BIOPHARMA

BY       /s/ David Snitman                           DATE          5/25/99
         --------------------------------------               ----------------
         David Snitman

TITLE    Chief Operating Officer


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


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